UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported):
December 12, 2006
F5 Networks, Inc.
(Exact name of registrant as specified in its charter)

Washington	000-26041	91-1714307

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
401 Elliott Avenue West
Seattle, WA 98119

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code	(206) 272-5555
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers
SIGNATURES

Item 5.02 Departure of Directors or Principal officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
     On December 12, 2006, the Board of Directors (the “Board”) of F5 Networks, Inc. (the “Company”), in consultation with the Compensation Committee of the Board (the “Compensation Committee”), approved the Company’s fiscal 2007 base salary and performance-based target percentage for a quarterly cash bonus (the “target bonus percentage”) for the Company’s president and chief executive officer. At such meeting, the Board also approved an annual equity grant in the form of restricted stock units (“RSUs”) for such executive as part of the Company’s policy on equity compensation for executives. On the same day, the Compensation Committee also approved equity grants in the form of RSUs, for certain of the other current executive officers disclosed in the Company’s last proxy statement filed with the Securities and Exchange Commission on January 20, 2006. These executive officers, together with the Company’s president and chief executive officer, are collectively referred to as the “Named Executive Officers.”
     The following table sets forth the fiscal 2007 base salaries, target bonus percentages and RSU grants for each Named Executive Officer. The base salaries and target bonus percentages are effective as of October 1, 2006, the first day of the Company’s fiscal year 2007. The RSU grants are effective as of December 15, 2006.

Name and Principal Position	Salary	Target Bonus Percentage	Restricted Stock Units

John McAdam President and Chief Executive Officer	$495,508.00	80%	100,000

John E. Rodriguez Senior VP and Chief Accounting Officer	$198,803.00	30%	20,000

Edward Eames Senior VP of Business Operations and Global Services	$283,628.00	60%	22,000

Tom Hull Senior VP of Worldwide Sales	$292,136.00	60%	22,000

Karl Triebes Senior VP of Product Development and Chief Technology Officer	$342,698.00	50%	22,000
     Under the Company’s Incentive Compensation Plan for Executive Officers, a copy of which was filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended September 30, 2004, each executive of the Company is eligible to receive quarterly cash bonuses if the Company achieves Board-approved performance targets. At the end of each fiscal quarter, subject to the Company’s performance during such period, executives are eligible to receive an aggregate maximum cash bonus in an amount equal to 25% of their annual base salary multiplied by their respective target bonus percentages. In the event that the Company does not achieve at least 80% of the performance targets for a quarterly period, no bonus shall be paid to an executive under the plan. If the Company achieves between 80% and 100% of the performance targets for a quarter, the aggregate cash bonus payable to an executive for such period is proportionately reduced. If the Company exceeds the performance targets for a quarterly period, the participating executives may earn additional cash bonuses at the discretion of the Board.
     The equity grants described above were made pursuant to the Company’s 2005 Equity Incentive Plan. Fifty percent (50%) of the aggregate number of RSUs in each such grant vests in equal quarterly increments over two years, until such portion of the grant is fully vested on November 1, 2008. The vesting of twenty-five percent (25%) of each such grant is subject to the Company achieving specified percentage increases in total revenue for fiscal year 2007, relative to fiscal year 2006. The vesting of the remaining twenty-five percent (25%) is subject to the Company meeting specified performance criteria to be set by the Compensation Committee for fiscal year 2008. In accordance with the 2005 Equity Incentive Plan, a Named Executive Officer must be employed by the Company or its affiliates on each vesting date in order to receive the shares of common stock issuable upon such vesting date.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

F5 NETWORKS, INC.
(Registrant)

Date: December 15, 2006	By:	/s/ Jeffrey A. Christianson

Jeffrey A. Christianson
Senior Vice President, General Counsel and
Corporate Secretary